UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of The Ensign Group, Inc. was held on June 12, 2013, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.
The three nominees named below were elected to serve as Class III directors of the board of directors, to serve until the 2016 Annual Meeting, until a successor is elected and qualified, and the voting rights were as follows:

	Votes		Broker
Nominee	For	Withheld	Non-Votes

Antoinette T. Hubenette	18,399,176	455,721	2,002,909
Lee A. Daniels	18,593,541	261,356	2,002,909
Clayton M. Christensen	18,603,654	251,243	2,002,909

2. The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,694,274	147,979	12,644	2,002,909

3. The compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,747,393	76,677	30,827	2,002,909

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: June 17, 2013